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                                                                     EXHIBIT 5.1


              [LETTERHEAD OF BAKER & BOTTS, L.L.P. APPEARS HERE]



                                                                   June 30, 1998



Pennzoil Company
Pennzoil Place
P.O. Box 2967
Houston, Texas 77252-2967

Gentlemen:

        As set forth in Amendment No. 3 to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on June 30, 1998 (the "Registration Statement") by Pennzoil Company, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the issuance of (i) the Company's new 4.90% exchangeable senior debentures due August 15, 2008 (the "New 4.90% Debentures") in exchange for a portion of its outstanding 6 1/2% exchangeable senior debentures due 2003 and (ii) the Company's new 4.95% exchangeable senior debentures due August 15, 2008 (the "New 4.95% Debentures", and together with the New 4.90% Debentures, the "New Debentures") in exchange for a portion of its outstanding 4 3/4% exchangeable senior debentures due 2003, certain legal matters in connection with the New Debentures are being passed upon for you by us.

        In our capacity as your counsel in the connection referred to above, we have examined (i) the Restated Certificate of Incorporation and By-laws of the Company, each as amended to date, (ii) the Indenture dated as of December 15, 1992 between the Company and Chase Bank of Texas, National Association,
as trustee (the "Indenture") pursuant to which the New Debentures will be issued, (iii) the form of Third Supplemental Indenture to be executed by the Company and Chase Bank of Texas, National Association, as trustee (the "Third Supplemental Indenture"), pursuant to which the New 4.90% Debentures will be issued, (iv) the form of Fourth Supplemental Indenture to be executed by the Company and Chase Bank of Texas, National Association, as trustee (the "Fourth Supplemental Indenture"), pursuant to which the New 4.95% Debentures will be issued, and (v) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.
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Pennzoil Company                     -2-                        June 30, 1998


        Based upon our examination as aforesaid, we are of the opinion that:


        1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

        2. Assuming the due authorization, execution and delivery of the Third Supplemental Indenture, the New 4.90% Debentures, when duly authorized, executed, authenticated and delivered in accordance with the terms of the Indenture and the Third Supplemental Indenture, and upon the terms and subject to the conditions described in the Registration Statement, will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3. Assuming the due authorization, execution and delivery of the Fourth Supplemental Indenture, the New 4.95% Debentures, when duly authorized, executed, authenticated and delivered in accordance with the terms of the Indenture and the Fourth Supplemental Indenture, and upon the terms and subject to the conditions described in the Registration Statement, will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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Pennzoil Company                -3-                             June 30, 1998



        We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement and to the reference to us under "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                Very truly yours,

                                                BAKER & BOTTS, L.L.P.